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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-84754, 33-84756, and 333-16765 of MK Gold Company on Form S-8 of our report dated March 3, 2000, appearing in this Annual Report on Form 10-K of MK Gold Company for the year ended December 31, 1999.



DELOITTE & TOUCHE LLP


Salt Lake City, Utah
March 24, 2000